UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CHINA MARINE FOOD GROUP LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA MARINE FOOD GROUP LIMITED

Da Bao Industrial Zone, Shi Shi City

Fujian, China

362700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of China Marine Food Group Limited:

The Annual Meeting of Shareholders of China Marine Food Group Limited, a Nevada corporation (the “Company”), will be held on Tuesday, November 21, 2012 at 3:00 P.M., China Standard Time, at the conference room of Da Bao Industrial Zone, Shi Shi, Fujian, China for the following purpose:

(1)	To Elect of Five Directors;
(2)	To ratify the appointment of BDO China Dahua CPA Co., Ltd. as the Company’s independent registered public accounting firm for the year 2012; and
(3)	To consider such other business as may properly come before the meeting.

This Annual Meeting is called as provided for by Nevada law and the Company's By-laws. Shareholders of record at the close of business on October 19, 2012 will be entitled to notice of and to vote at the meeting.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly by mail, fax or email. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

By Order of the Board of Directors

Pengfei Liu
Chairman

October 19, 2012

CHINA MARINE FOOD GROUP LIMITED

Da Bao Industrial Zone, Shishi City

Fujian, China

362700

PROXY STATEMENT

Annual Meeting of the Shareholders

November 21, 2012

General Information

The accompanying Proxy is solicited by the Board of Directors of China Marine Food Group Limited, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the conference room of Da Bao Industrial Zone, Shi Shi, Fujian, China on November 21, 2012 at 3:00 P.M., China Standard Time. This Proxy Statement, the foregoing Notice, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the enclosed Proxy will be mailed to the Company's shareholders on or about October 22, 2012.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, or by voting in person at the Meeting. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the recommendation of the Board of Directors on each proposal. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and Employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

The Board of Directors knows of no other matters that are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted “FOR” the five nominees for the Board of Directors and “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of BDO China Dahua CPA Co., Ltd. as the Company’s independent registered public accounting firm for the year 2012.  With respect to proposal 1, Directors will be elected by a plurality of the votes cast.  With respect to proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm for the year 2012), the affirmative vote of the majority of the votes cast by persons entitled to vote is required.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 is being mailed simultaneously herewith and is electronically available to stockholders on the Internet by logging onto the Company’s website at www.china-marine.cn.

Cost of Solicitation

The Company is soliciting proxies on its own behalf and will bear the expenses of printing and mailing this proxy statement. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Advice to Beneficial Owners of Certain Shares

Shareholders who do not hold their shares in their own name should note that only proxies from Shareholders whose names are registered as Shareholders on the records of the Company can submit the attached proxy or be recognized and vote at the Meeting. If a Shareholder's shares are registered under the name of a broker, financial institution or other agent, (a Beneficial Owner) then these shares can only be voted by the holding broker, financial institution or other agent. Such broker, financial institution or other agent are provided with sufficient copies of this Proxy Statement and the Annual Report to forward such materials to the Beneficial Owner. The broker, financial institution or other agent should provide the Beneficial Owner with instructions on how to submit the vote of their shares. In the event a Beneficial Owner wishes to attend and vote their shares at the Meeting, the Beneficial Owner must obtain a proxy from the broker, financial institution or other agent.

Shares Outstanding and Voting Rights

Only shareholders of record at the close of business on October 19, 2012 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On October 19, 2012, the Company had outstanding 29,722,976 shares of Common Stock, $0.001 par value per share. According to the Company’s by-laws, one-third of the outstanding shares of the Company entitled to vote (9,907,659) represented in person or by proxy, shall constitute a quorum at the Meeting.  If less than said number of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following tables set forth information regarding beneficial ownership of 29,722,976 outstanding shares of common stock as of October 19, 2012 (i) by each person who is known to us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated each stockholder has sole voting power and dispositive power with respect to the indicated shares.

Unless otherwise specified, the address of each of the persons set forth below is in care of Da Bao Industrial Zone, Shishi City, Fujian, China, 362700.

Title of Class	Name & Address of Beneficial Owner	Office, If Applicable	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock $0.001 par value	Pengfei Liu	CEO	12,182,037	41.0%
	Dabao Industrial Zone,
	Shishi City, Fujian
	Province, China

Common Stock $0.001 par value	Marco Hon Wai Ku	CFO	134,000	0.5%
	Dabao Industrial Zone,
	Shishi City, Fujian
	Province, China

Common Stock $0.001 par value	Weipeng Liu	Director	100,000	0.3%
	Dabao Industrial Zone,
	Shishi City, Fujian
	Province, China

Common Stock $0.001 par value	TradeLink Securities, LLC		1,991,281	6.7%
	71 S. Wacker Dr Suite 1900
	Chicago, IL 60606

Common Stock $0.001 par value	Phil Frohlich (1)		1,658,243	5.6%
	Prescott Group Capital Management, L.L.C. Prescott Group Aggressive Small Cap, L.P. Prescott Group Aggressive Small Cap II, L.P. 1924 South Utica, Suite 1120 Tulsa, Oklahoma 74104-6529

Common Stock $0.001 par value	Kent McCarthy (2)		1,500,521	5.1%
	Jayhawk Capital Management, L.L.C. Jayhawk Private Equity GP, L.P. 5410 West 61st Place, Suite 100
	Mission, KS 66205

Common Stock $0.001 par value	All officers and directors as a group		12,416,037	41.8%

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(1)	Mr. Frohlich is the principal of Prescott Group Capital Management, L.L.C., which is the general partner of Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P.
(2)	Mr. McCarthy is the manager of and controls Jayhawk Capital Management, L.L.C., which is the general partner of Jayhawk Private Equity GP, L.P. (“JPEGP”). JPEGP is the general partner of Jayhawk Private Equity Co-Invest Fund, L.P.

Additional Information Regarding the Board

Director Independence

The Board of Directors has affirmatively determined that each of the following three individuals, constituting a majority, meets the requirements of Director Independence under the rules of the NYSE MKT: Xiaochuan Li, Changhu Xue and Honkau Wan. As part of the Board’s process in making such determination, each such Director provided confirmation that (a) all of the objective criteria for independence are satisfied and (b) each such Director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

Board Leadership Structure

The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company.  Both positions are held by Mr. Liu.  The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.

Board Role in Risk Oversight

The Board of Directors plays a significant role in providing oversight of the Company’s management of risk.  Senior management has responsibility for the management of risk and reports to the Board with respect to its ongoing enterprise risk management efforts.

Meetings

During 2011, the Board of Directors met four times. The Board’s standing independent committees consist of the Audit, Compensation and Corporate Governance and Nominating Committees. During 2011, the Audit, Compensation and Corporate Governance and Nominating Committees met four, one and one times, respectively.  In 2011, each Director attended at least 75% of the total number of meetings of the Board of Directors and any committees on which such Director served. All Directors will be present at the annual meeting of shareholders.

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Audit Committee

The Audit Committee consists of Honkau Wan, Xiaochuan Li, and Changhu Xue. The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of Audit Committee members by applicable NYSE MKT and United States Securities and Exchange Commission (the “SEC” or the “Commission”) rules and regulations. See “Director Independence” above.

The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and (iii) Honkau Wan is an Audit Committee financial expert.

The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for appropriate revisions. Copies of the charter can be obtained free of charge from the Company’s website, www.china-marine.cn, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

The Company’s independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee met with the accounting firm and reviewed the latest annual report, fiscal year ended December 31, 2011. The Audit Committee meets with management and the Company’s independent registered public accounting firm before the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting.

Corporate Governance & Nominating Committee

The Corporate Governance and Nominating Committee consists of Xiaochuan Li and Changhu Xue. All members of the Corporate Governance and Nominating Committee have been determined to meet NYSE MKT’s standards for independence. See “Director Independence” above. The Corporate Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. The charter is reviewed annually for appropriate revisions. Copies of the charter can be obtained free of charge from the Company’s website, www.china-marine.cn, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

As part of its duties, the Corporate Governance and Nominating Committee is responsible for nominating directors and setting policies and procedures for the nomination of directors as well as overseeing the creation and implementation of the Company’s corporate governance policies and procedures. The Company does not have procedures by which security holders may recommend nominees to the Company’s Board of Directors.

To be considered for membership on the Board of Directors, a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Corporate Governance and Nominating Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of the Company. Pursuant to the above procedures, once the Corporate Governance and Nominating Committee has identified prospective nominees, background information will be solicited on the candidates, following which they will be investigated, interviewed and evaluated by the Corporate Governance and Nominating Committee, which will then report to the Board of Directors.

All the Director nominees named in this proxy statement met the Board of Directors’ criteria for membership and were recommended by the Corporate Governance and Nominating Committee for election by shareholders at this Annual Meeting.  All nominees for election at this Annual Meeting are current members of the Board standing for re-election.

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Compensation Committee

The Compensation Committee consists of Xiaochuan Li and Changhu Xue. All members of the Compensation Committee have been determined to meet NYSE MKT’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee Director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and an “outside Director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for appropriate revisions. Copies of the charter can be obtained free of charge from the Company’s website, www.china-marine.cn, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

The Compensation Committee of the Board of Directors, working with the Company’s senior management, develops and implements the Company’s executive compensation policies based on the Company’s financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies, and contributions made by the officers to our success. The Compensation Committee conducts its review of executive performance and compensation on an annual basis. Each of the named officers will be measured by a series of performance criteria. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

The Company’s compensation program for executive officers and all other employees is designed such that it will not incentivize unnecessary risk-taking. The base salary component of the Company’s compensation program is a fixed amount and does not depend on performance. Incentive bonuses for executive officers and all other employees take into account multiple metrics, thus diversifying the risk associated with any single performance metric, and the Company believes it does not incentivize executive officers to focus exclusively on short-term outcomes.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company or of any of its subsidiaries or affiliates. None of the Company’s executive officers served as a director or member of the compensation committee (or other board committee performing similar functions) of any entity of which a member of the Company’s Compensation Committee was an executive officer, nor did any of the Company’s executive officers serve as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such a committee, the entire board of directors) of any entity for which any of the Company’s Directors served as an executive officer.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 enclosed herewith.

Code of Ethics

The Company has adopted a Code of Ethics that includes provisions, portions of which are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Company filed a copy of its Code of Ethics with the SEC that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as an exhibit to its annual report. A copy of the Code of Ethics can be obtained free of charge from the Company’s web site, www.china-marine.cn, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

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Compliance with Section 16(a) Securities Exchange Act of 1934 Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by the Company with respect to fiscal year 2011 or written representations from certain reporting persons during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to the Directors, officers and greater than 10% stockholders were complied with by such persons.

Family Relationships

There are no family relationships among our officers, directors, persons nominated for such positions, or significant shareholders.

Executive Compensation

Compensation Discussion and Analysis

Background and Compensation Philosophy

Our Compensation Committee consists of Xiaochuan Li and Changhu Xue, both independent directors. The Compensation Committee and, prior to its establishment in June 2009, our Board of Directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies, such as China Green Agriculture, Inc., Zhongpin Inc., American Dairy, Inc. and Converted Organics Inc. and contributions made by the officers’ to our success. Each of the named officers is measured by a series of performance criteria by the Compensation Committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors and Compensation Committee have not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The Compensation Committee makes an independent evaluation of appropriate compensation to key employees, with input from management. The Compensation Committee has oversight of executive compensation plans, policies and programs.

Our compensation program for our executive officers and all other employees is designed such that it will not incentivize unnecessary risk-taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. Our cash incentive program takes into account multiple metrics, thus diversifying the risk associated with any single performance metric, and we believe it does not incentivize our executive officers to focus exclusively on short-term outcomes. Our equity awards are subject to vesting to align the long-term interests of our executive officers with those of our shareholders.

On November 18, 2011, at the 2011 annual meeting of shareholders, our shareholders approved the non-binding advisory proposal regarding the Company's executive compensation and approved a proposal that the non-binding advisory shareholder vote on executive compensation to be held every three years, with the next vote in 2014.

Elements of Compensation

We provide our executive officers with a base salary and certain bonuses to compensate them for services rendered during the year.

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Base Salary

The 2011 base salary for Mr. Pengfei Liu, Mr. Marco Ku and Mr. Weipeng Liu was about $149,000, $149,000 and $47,000, respectively. In 2010, the base salary paid to Mr. Pengfei Liu, Mr. Marco Ku and Mr. Weipeng Liu was approximately $142,000, $142,000 and $44,000, respectively. All such amounts were paid in cash. The value of base salary reflects each executive’s skill set and the market value of that skill set in the sole discretion of our Compensation Committee and/or our executive officers. The compensation paid to our independent directors Xiaochuan Li, Changhu Xue, and Honkau Wan in 2011 are $9,500, $9,500, and $7,700, respectively.

Bonuses

In 2011 and 2010, incentive bonuses for Mr. Pengfei Liu and Mr. Weipeng Liu were based on a fixed formula as more fully described below under “Bonuses and Deferred Compensation” and are based upon our PBT, where “PBT” refers to the audited combined profit from our operations and before income tax and before any dividend distribution (excluding non-recurring exceptional items and extraordinary items) and before minority interests for the relevant financial year. Since the PBT for the year ended December 31, 2011 was less than the threshold of US$12,394,646, Mr. Pengfei Liu and Mr. Weipeng Liu were not eligible to receive any discretionary bonus for 2011 according to the calculation basis as detailed in the section “Bonuses and Deferred Compensation”. Since the PBT for the year ended December 31, 2010 was $25,989,079, Mr. Pengfei Liu and Mr. Weipeng Liu were eligible to receive a bonus for 2011 in an amount of approximately $264,000 and $50,000, respectively. Mr. Liu chose not to receive the bonus for 2010 when it was granted in 2011, and, therefore, the bonus was categorized as an advance to the Company. The advance in the amount of $50,361 that is disclosed in the Company’s Annual Report on Form 10-K for 2011 represented the outstanding amount of bonus brought forward from 2010. The Company intends to pay the balance of the bonus for 2010 in 2012. This formula-based calculation of incentive bonuses for Mr. Pengfei Liu and Mr. Weipeng Liu will no longer be applicable starting from the fiscal year of 2012.

In 2011 and 2010, we determined and provided our other executive officers with cash or equity bonuses at the end of each fiscal year. Our Compensation Committee reviewed the necessity of such bonuses on a yearly basis based on our financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and contributions made by the officers’ to our success.

Commencing with the fiscal year ended December 31, 2012, the Compensation Committee has determined to no longer calculate the incentive bonuses for Mr. Pengfei Liu and Mr. Weipeng Liu based on the fixed formula described below under “Bonuses and Deferred Compensation.” The Compensation Committee determined that the fixed formula did not provide it with sufficient discretion to take factors into account other than the Company’s profit before taxes. The Compensation Committee will determine the amount, if any, of any cash or equity bonus for Mr. Pengfei Liu and Mr. Weipeng Liu based on the same criteria as it applies to other executive officers.

Equity Incentives

On November 18, 2011, at the 2011 annual meeting of shareholders, our shareholders approved the 2010 Stock Award Plan (the "Plan") covering 2,800,000 shares. The shares underlying the Plan were subsequently registered pursuant to a form S-8 under the Securities Act.

The Plan is intended to benefit the shareholders of the Company by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company.  Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company. The Compensation Committee administers the Plan.

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In 2011, the Company granted compensatory stock awards totaling 700,000 common shares, under the terms of the Plan to certain of its officers, directors and employees.  These stock awards vested in full on the date of the grant but are subject to forfeiture in full if the grantee ceases to be employed by the Company for any reason within one year from the date of the grant, pursuant to stock award agreements between the Company and grantees dated April 1, 2011. The stock awards were approved by the Compensation Committee on March 31, 2011, on the basis that the Company seeks to align the long-term interests of the employees with those of shareholders and the long-term success of the Company. The Committee considered several factors, including the recognition that it had not previously authorized stock awards to employees or directors, the employees’ length of service to the Company, the employee’s performance and the Company's historical financial and operational performance. In addition, making the stock awards subject to forfeiture should the employee not be employed by the Company for any reason within one year from the date of grant, the Company provides the employee with additional incentive.

The stock awards were granted to the following directors and officers; Mr. Pengfei Liu, Chief Executive Officer and Chairman of the Board, was granted 130,000 shares of common stock; Mr. Weipeng Liu, a Director who is also our Facilities and Procurement Manager with responsibility for overseeing the construction, operation and maintenance of our equipment and production facilities, was granted 100,000 shares of common stock; Mr. Hon Wai Ku, Chief Financial Officer of the Company, was granted 50,000 shares of common stock. The balance of the shares issued were given to directors of sales and marketing for Mingxiang® foods and Hi-Power beverages,  production and quality control managers at both locations and certain employees.

The Company did not grant any compensatory stock awards to officers or directors in 2012 under the Plan. To date, the Company has only granted stock awards and has not granted compensatory stock options or other derivative securities.

In the future, we may adopt and establish more equity incentive plans pursuant to which awards may be granted if our Committee determines that it is in the best interests of our shareholders and the Company to do so.

Option Grants in the Last Fiscal Year

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal year 2011. As of December 31, 2011, none of our executive officers or directors owned any of our derivative securities.

Retirement Benefits

Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites

We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

The following table sets forth information for the period indicated with respect to the persons who served as our CEO, CFO and other most highly compensated executive officers who served on our Board of Directors.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pengfei Liu, CEO	2010	142,000	264,000	-	-	-	-	-	406,000
	2011	149,000	-	491,400	-	-	-	-	640,400

Marco Hon Wai Ku, CFO	2010	142,000	-	143,100	-	-	-	-	285,100
	2011	149,000	-	189,000	-	-	-	-	338,000

Weipeng Liu, Director	2010	44,000	50,000	-	-	-	-	-	94,000
	2011	47,000	-	378,000	-	-	-	-	425,000

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Summary of Key Employment Agreements

Service Agreements with Directors and Executive Officers

On November 17, 2007, we entered into separate service agreements (“Service Agreements”) with Pengfei Liu, our Chairman and Chief Executive Officer, and Weipeng Liu, our Director and Manager of Operations, on substantially similar terms.  The Service Agreements were for initial three year terms, which were renewed through December 31, 2013. Each of the Service Agreements may be terminated if any of the executive directors commits a breach of his Service Agreement, such as being convicted of any offence involving fraud or dishonesty or being adjudicated bankrupt. There are no benefits payable to an executive director upon termination of his Service Agreement. The Service Agreement covers the terms of employment, such as salary and bonus.

We also have entered into a service agreement with Marco Hon Wai Ku who joined the Company as our chief financial officer in July 2007. The compensation and benefits for Mr. Ku is reviewed by the Compensation Committee on an annual basis. The service agreement may be terminated by either party giving not less than two months’ notice in writing to the other and may also be terminated if Mr. Ku commits a breach of the agreement, such as being convicted of any offence involving fraud or dishonesty or being adjudicated bankrupt. The service agreement covers the terms of employment, such as salary and bonus. Under the service agreement, Mr. Ku has also agreed not to enter into businesses that will compete with us for a period of six months after the termination of the service agreement. Mr. Ku is paid annual cash compensation of approximately $149,000 in 2011.

Bonuses and Deferred Compensation

Pursuant to the Service Agreements, we pay each of Pengfei Liu and Weipeng Liu an incentive bonus based on our PBT for 2011.

The amount of incentive bonus that Pengfei Liu was eligible to receive for 2011 was determined as follows:

Rate of Incentive Bonus
PBT	Pengfei Liu
Where the PBT is between $ 12,394,646 and $ 15,493,307	0.75% of the PBT

Where the PBT is $ 15,493,307 or more but not more than $ 18,591,968	0.75% of the PBT for the first $ 15,493,307 of PBT; and 1.0% on the amount over $ 15,493,307

Where the PBT is $ 18,591,968 and above	0.75% of the PBT for the first $ 15,493,307 of PBT; 1.0% on the $ 3,098,661 after the first $ 15,493,307 of PBT; and 1.5% on the amount over $ 18,591,968

The amount of incentive bonus that Weipeng Liu was eligible to receive for 2011 was determined as follows:

Rate of Incentive Bonus
PBT	Weipeng Liu
Where the PBT is between $ 12,394,646 and $ 15,493,307	0.15% of the PBT

Where the PBT is above $ 15,493,307	0.15% of the PBT for the first $ 15,493,307 of PBT; and 0.25% on the amount over $ 15,493,307

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Since the PBT for the year ended December 31, 2011 was less than the threshold of US$12,394,646, Mr. Pengfei Liu and Mr. Weipeng Liu were not eligible to receive any discretionary bonus for 2011 according to the above formula.

Director Compensation

We also have entered into Independent Director Agreements (the “Agreements”) with Xiaochuan Li, Changhu Xue and Honkau Wan (“Director” or “Directors”). The Agreements shall terminate on the date of the Director’s removal or resignation, with each 12-month period ending on the anniversary date of the Director’s appointment constituting a service year. Compensation for Xiaochuan Li and Changhu Xue is RMB60,000 and Honkau Wan is HK$60,000 per service year, respectively. Further, the Company reimburses the Directors for expenses incurred in good faith in the performance of the Director’s duties for the Company.

The following table sets forth the total compensation paid to each independent Board member in 2011:

Director Compensation For 2011

	Fees Earned
	or paid		Stock
Name	in Cash		Awards	Total
Xiaochuan Li	$9,445	(1)	$0	$9,445
Changhu Xue	$9,445	(1)	$0	$9,445
Honkau Wan	$7,692	(2)	$0	$7,692
TOTAL				$26,582

(1)  This amount is based on the exchange rate as of December 31, 2011 of US$1 equal to RMB6.3523.

(2)  This amount is based on the exchange rate of US$1 equal to HK$7.80.

Except as disclosed herein, we have no other existing or proposed service agreement with any of our directors.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Articles of Incorporation provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

1.	ELECTION OF DIRECTORS

The Board of Directors has nominated the five persons named below to hold office until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee not be able to serve as a Director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Nominees for Director

Directors hold office in accordance with the by-laws of the Company. Officers are elected by and serve at the discretion of the Board of Directors. The following are the names of each nominee for Director, indicating all positions and offices with the Company presently held by them for the period during which they have served as such:

Name	Age	Position

Pengfei Liu	56	CEO, Secretary and Director

Weipeng Liu	36	Director, Manager of Operations

Xiaochuan Li	67	Independent Director

Changhu Xue	47	Independent Director

Honkau Wan	38	Independent Director

The names of the nominees, their principal occupation, length of service as Directors of the Company and certain other biographical information are set forth below:

Business Experience of Nominees

Pengfei Liu has served as the CEO and Secretary and as a Director of China Marine Food Group Limited since November 2007. He is the founder of our Company, and has been spearheading the expansion and growth of our Company. Mr. Liu is responsible for our operations, marketing, public relations, strategic planning and development of new products and markets and overall running of our Company.

From 1975 to 1981, Mr. Liu served as a seaman with the Zhejiang East Ocean Navy. From 1981 to 1993, he worked as a trader in seafood. In 1994, Mr. Liu established Mingxiang and has been employed full time as its Chief Executive Officer ever since. In October 2003, Mr. Liu was elected as member of the executive committee of the China Aquatic Products Processing and Marketing Association (CAPPMA). In December 2003, Mr. Liu was appointed committee member of the Shishi Committee (Fujian Province) of the Chinese People’s Political Consultative Conference. In January 2005, Mr. Liu was elected vice-chairman of the executive committee of Quanzhou Food Products Industry Association. In December 2005, Mr. Liu was appointed as a member of the executive committee of the China Chamber of International Commerce, Shishi Chamber of Commerce. In August 2006, Mr. Liu was appointed executive member of the general meeting of the Fujian Aquatic Products Processing and Marketing Association (FAPPMA). Mr. Liu is not a member of the board of directors for any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

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The Board of Directors believes that Mr. Liu has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 30 years of experience in the seafood industry, his having provided leadership and strategic direction to the Company as its founder and his unparalleled knowledge of the Company and its business.

Weipeng Liu has served as a Director of the Company since November 2007. Mr. Liu oversees the construction, operation and maintenance of our equipment and production facilities in the capacity of Manager of Operations, a position he has held since 1997. In 1997, Mr. Liu joined our Company as Mingxiang and Rixiang’s facilities manager. He was appointed to serve as a director of Rixiang in October 2006.   Mr. Liu graduated with a degree in mechanical design and manufacturing and automation from Fuzhou University in 1997. Mr. Liu is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Liu has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 10 years of experience with the Company and his knowledge of our equipment and production facilities.

Xiaochuan Li has served as an independent Director of the Company since October 2008. Mr. Li has been the Director of the Division for Test of the Safety and Quality of Aquatic Products in the Yellow Sea Fisheries Research Institute of the Chinese Academy of Fishery Sciences since 1978, where he is responsible for the marine products processing technology research and carrying out coordination in terms of both quality and quantity examination and formulating related standards. From 1987 to 2005, Mr. Li was also the Center Director of the National Center for Quality Supervision and Test of Aquatic Products. During his tenure, Mr. Li was responsible for overseeing the daily operation of the laboratory and inspection center. Mr. Li is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Li has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 30 years of experience with the seafood industry, his management skills as the Director of the Division for Test of the Safety and Quality of Aquatic Products in the Yellow Sea Fisheries Research Institute of the Chinese Academy of Fishery Sciences and for his experience in testing and quality control of seafood products.

Changhu Xue has served as an independent Director of the Company since October 2008. Since 1990, Mr. Xue has been a professor of Aquatic Product Processing and Preserving Engineering at the Ocean University of China. Mr. Xue is a Council Member of China Society of Fisheries and the Chairman of the Fish Processing and Comprehensive Utilization Sub-committee of the China Society of Fisheries. He is also the Chief Secretary of the Steering Committee for Light Industry and Food Education in the Ministry of Education for the People’s Republic of China. Mr. Xue’s major focus of research has been in aquatic product processing and fisheries chemistry. Mr. Xue has completed over 20 state and provincial research projects including the research schemes in the National Natural Science Foundation of China and has published over 100 papers and articles in academic journals. In 1990, Mr. Xue was the first recipient of a doctoral degree in Agriculture and Aquatic Products in China. Mr. Xue has obtained 8 patent certificates and 2 technological achievements awarded by the provincial authority. Mr. Xue is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Xue has the experience, qualifications, attributes and skills necessary to serve on the Board because of his extensive academic knowledge of the seafood industry and research accomplishments.

Honkau Wan has served as an independent Director of the Company since October 2008. Mr. Wan has practiced as a certified public accountant (“CPA”) since 2003. His firm provides professional auditing, consultancy and secretarial services to his clients on a variety of industries. From 2000 to 2002, Mr. Wan served in a multi-national company as an internal auditor, where he participated in evaluating the internal control systems of the group companies and made recommendations to the management. The multi-national company was involved in the following industries: financial institutions, property development, airline and security broker in Hong Kong, China, United States and other Asia Pacific countries. From 1996 to 1999, Mr. Wan was with KPMG auditing financial institutions. Mr. Wan received a BBA in Accounting, with Honors, from the Hong Kong Polytechnic University in 1996. Mr. Wan is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

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The Board of Directors believes that Mr. Wan has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 15 years of relevant experience in finance and accounting.

The Board of Directors recommends a vote “FOR” this proposal.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to the stockholders’ ratification, the Audit Committee has appointed the firm of BDO China Dahua CPA Co., Ltd., which served as the Company’s independent registered public accounting firm for 2011, continue to serve as the Company’s independent registered public accounting firm for 2012. If the shareholders do not ratify this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit Committee.

No representative of BDO China Dahua CPA Co., Ltd. is expected to be present at the Annual Meeting, have the opportunity to make a statement, or be available to respond to questions.

The Board of Directors recommends a vote “FOR” this proposal.

Independent Registered Public Accountant’s Fees:

The following is a summary of the fees billed to us in 2011 and 2010 by BDO China Dahua CPA Co., Ltd., the Company’s current auditors for the fiscal years ended December 31, 2011 and 2010:

Services (US$’000)	2011	2010

Audit Fees	$234	$280

Tax Fees	4	7

All Other Fees	-	-

TOTAL	$238	$287

In the above table, in accordance with the SEC’s definitions and rules Audit fees consist of the aggregate fees billed for services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Forms 10-Q and for any other services that are normally provided by our independent auditors in connection with our statutory and regulatory filings or engagements.

Audit related fees would consist of the aggregate fees billed for professional services rendered for assurance and related services that reasonably related to the performance of the audit or review of our financial statements that were not otherwise included in audit fees.

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All other fees consist of the aggregate fees billed for products and services provided by our independent auditors and not otherwise included in audit fees, audit related fees or tax fees.

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SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2013 Annual Meeting must be received at the Company’s principal executive office by December 31, 2012 for consideration for inclusion in the Company’s proxy statement and form of proxy related to that meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

China Marine Food Group Limited

Proxy

The undersigned appoints Pengfei Liu (and Marco Ku, if Pengfei Liu is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of China Marine Food Group Limited, a Nevada corporation, at the Annual Meeting of Shareholders to be held at the conference room of Da Bao Industrial Zone, Shi Shi, Fujian, China, at 3:00 P.M., China Standard Time, on November 21, 2012, and any and all adjournments thereof, for the following purposes:

Proposal 1	Election to the Board of Directors

☐    FOR  Directors nominees listed below OR VOTED AS FOLLOWS:

PENGFEI LIU	☐	FOR	☐	WITHOLD	☐	AGAINST
WEIPENG LIU	☐	FOR	☐	WITHOLD	☐	AGAINST
XIAOCHUAN LI	☐	FOR	☐	WITHOLD	☐	AGAINST
CHANGHU XUE	☐	FOR	☐	WITHOLD	☐	AGAINST
HONKAU WAN	☐	FOR	☐	WITHOLD	☐	AGAINST

If at the time of the meeting, any of the nominees should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the board of directors.

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm - BDO China Dahua CPA Co., Ltd.

☐	FOR	☐	WITHOLD	☐	AGAINST

Shares represented by this proxy will be voted at the meeting in accordance with the shareholder's specification above. This proxy confers discretionary authority in respect to matters for which the shareholder has not indicated a preference or in respect to matters not known or determined at the time of the mailing of the notice of the annual meeting of shareholders to the undersigned.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders furnished herewith.

Dated: _______________, 2012		/
	Signature	/	Print Name

Number of Shares Voted:  ___________________________

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

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This proxy is solicited on behalf of the Board of Directors of China Marine Food Group Limited. Please sign and return this proxy to the Transfer Agent:

Julie Felix

Interwest Transfer Company, Inc.

1981 Murray Holladay Road, Suite 100

Salt Lake City, UT 84117

Fax no.: (801) 277-3147

Email:    Julie@interwesttc.com

The giving of a proxy will not affect your right to vote in person if you attend the meeting.

A Shareholder submitting a proxy has the right to appoint a person to represent him or her at the meeting other than the person or persons designated in this form of proxy furnished by the Company. To exercise this right the Shareholder should strike out the names shown above and insert the name of the desired representative or submit another appropriate proxy.

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